                        AIRCRAFT REIMBURSEMENT AGREEMENT

      This Agreement is dated January 16, 1995, effective as of April 14, 1994, between Perkins Restaurants Operating Company, L.P., a Delaware limited partnership ("Perkins"), and TRC Realty Co., a Vermont corporation ("Lessee").

                                R E C I T A L S
                                - - - - - - - -

      Lessee has entered into that certain Aircraft Lease Agreement dated as of April 14, 1994 (as amended, supplemented or modified from time to time, the "Lease") with General Electric Capital Corporation ("Lessor") providing for the lease by Lessee from the Lessor of a certain Beechjet 400A aircraft, FAA Registration Mark N998GP and Manufacturer's Serial Number RK-32, together with two Pratt & Whitney JT-15D-5 engines and related accessories and optional equipment (collectively, the "Aircraft"). Perkins is an Affiliate of Lessee, will be using the Aircraft in its business from time to time as permitted by the Lease, and desires under this Agreement to provide for its reimbursement of Lessee for certain costs and expenses of its use of the Aircraft.

      It is hereby agreed as follows:

      1. Terms used with initial capital letters in this Agreement and not otherwise defined shall have the respective meanings given thereto in the Lease. The following terms when used in this Agreement shall have the meanings indicated below:

            "Contract User" shall mean Perkins and any other
      Affiliate of Lessee which has entered into an Aircraft
      Reimbursement Agreement with Lessee on substantially the same terms and conditions as are contained in this Agreement.

            "Fixed Costs" shall mean, with respect to any month, those costs and expenses associated with the possession and use of the Aircraft for such month of the type which are reflected as "Fixed Costs" on Exhibit A hereto.

            "Usage Share" shall mean, with respect to each Contract User, such Contract User's share (expressed as a percentage) of the usage of the Aircraft by all Contract Users during the preceding month, which share shall be determined by dividing the number of hours of use of the Aircraft by such Contract User during such month by the total number of hours of use of the Aircraft during such month by all Contract Users.

            "Variable Expenses" shall mean, with respect to any month, all costs and expenses incurred in connection with the possession and use of the Aircraft during such month other than Fixed Costs, and shall include, without limitation, those costs and expenses of the type which are reflected as "Variable Expenses" on Exhibit A.

      2. Lessee agrees to make the Aircraft available for use by Perkins on request, subject to the availability of the Aircraft and Lessee's customary scheduling requirements. Lessee will use its best efforts to make the Aircraft available roughly proportionate to Perkins' Fixed Costs reimbursement obligation set forth in Section 4(a) of this Agreement. It is understood and agreed, however, that Lessee shall be and remain solely responsible for the possession and use of the Aircraft and for the payment and performance of all obligations under the Lease, and Perkins shall have no responsibility or obligation with respect thereto except for the reimbursement of costs as provided for in Section 4(a) of this Agreement.

      3. This Agreement shall be for a term commencing on April 14, 1994 and continuing to and through the Term of the Lease.

      4. (a) Perkins shall reimburse Lessee monthly an amount equal to the sum of (a) one-half (1/2) of the Fixed Costs of the Aircraft for the preceding month, and (b) its Usage Share of the Variable Expenses of the Aircraft for the preceding month; provided, however, that if there are more than two Contract Users at any time during the term of this Agreement, the denominator in the fraction in the foregoing clause (a) shall be increased to the total number of Contract Users.

      (b) For the purposes of this Agreement, Fixed Costs and Variable Expenses shall be Lessee's fully allocated costs, as determined by Lessee from its books and records in accordance with generally accepted accounting principles. The gross receipts received by Lessee with respect to any month from the use of the Aircraft by a person other than a Contract User shall be credited to Fixed Costs or Variable Expenses for such month in such consistent manner as Lessee shall in good faith deem appropriate. All determinations of hourly use of the Aircraft by Perkins for each month shall be made by Lessee in accordance with its books and records.

      (c) The Lessee will bill Perkins monthly, promptly after the last day of the month, for the amount of its reimbursement amount for the Aircraft for the preceding month, which bill will be due and payable within ten (10) days.

      5. It is understood and agreed that at all times the operation of the Aircraft shall be under the exclusive control of the Lessee and its employees, who shall at all times be properly qualified and licensed as required by the Lease. The Lessee shall at all times maintain a policy or policies of insurance on the Aircraft, its ownership, use and operation as required under the Lease, naming Perkins as an additional insured. The Lessee hereby agrees to indemnify, defend, and save and keep harmless, Perkins, its partners, agents, employees, successors and assigns from any and all losses, damages, penalties, injuries, claims, actions and suits, including reasonable legal expenses, of whatsoever kind and nature, in contract or tort or otherwise, except for those caused by the negligence or willful misconduct of Perkins, arising out of the ownership or operation of the Aircraft.

      6. Lessee shall maintain all books and records as required by Federal Aviation Regulations and the manufacturer of the Aircraft and shall maintain a log of the operation of the Aircraft in such detail as shall enable Perkins to accurately report for income taxes under applicable Internal Revenue Service regulations. Lessee, if requested by Perkins, shall permit Perkins to audit its books and records relating to the costs and Aircraft usage being reimbursed hereunder.

      7. Nothing herein contained shall be construed as constituting a partnership, joint venture or agency between Lessee and Perkins.

      8. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

      9. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the written consent of the other party (which consent shall not be unreasonably withheld).

      10. This Agreement shall be governed by the laws of the State of Illinois.

      In witness whereof, the parties have signed this Agreement as of the date first above written.

                                       PERKINS RESTAURANTS OPERATING
                                       COMPANY, L.P.

                                       By: Perkins Management Company,
                                           Inc., General Partner


                                           By: ________________________

                                           Its: Executive Vice President
                                                ------------------------

                                       TRC REALTY CO.


                                       By: ____________________________

                                       Its: Chairman, President & CEO
                                            ---------------------------

                                                                     EXHIBIT A

                                TRC REALTY CO.

                      AIRCRAFT REIMBURSEMENT ALLOCATION

FIXED COSTS
-----------

      Lease Payments
      Pilot (Salaries & Benefits)
      Pilot Relocation
      Hangar Rental
      Property Taxes
      Letter of Credit Fees
      Set Up Expenses
      Other Fees
      Dues & Subscriptions
      Supplies
      Telephone
      Amortization
      Insurance

VARIABLE EXPENSES
-----------------

      Fuel
      Maintenance
      Engine
      Landing Fees
      Pilot Travel Expenses
      Catering Costs

                                      -4-